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                                                                EXHIBIT 11

                     MERIDIAN DIAGNOSTICS, INC. AND SUBSIDIARIES
                      Computation of Earnings Per Common Share
                              Period Ended June 30, 1996

                              Weighted Avg.            Earnings
                                Number of                Per
                              Common Shares   Net      Common
                               Outstanding   Income     Share      Use
                              _____________  ______    _______     ____

Quarter Ended June 30,
  1996:

  Shares outstanding
    April 1, 1996            14,257,006
  Weighted average
    shares issued
    during the period
    (19,632 shares)               9,730
  Net Income                              1,499,043
                             __________   __________   _______   ______
                             14,266,736   1,499,043     .1051      .11

  Effect of outstanding
    stock options
    which is less than 3%
    and not required to be
    disclosed in the
    financial statements
    (778,735 shares)           449,508
                            ___________   __________   _______   ______
                            14,716,244    1,499,043     .1019      .10

  Additional effect of
    stock options at
    quarter end stock
    price                       86,923
                            ___________   __________   _______   ______
                            14,803,167    1,499,043
                                                        .1013      .10
                            ___________   __________   _______   ______
                            ___________   __________   _______   ______

Nine Months ended June 30,
  1996

  Shares outstanding
    October 1, 1995          12,924,814

  Weighted average shares
    issued during the
    period (1,351,824
    shares)                   1,211,809
  Net Income                               3,483,173
                            ___________   __________   _______   ______

                             14,136,623   3,483,173     .2464      .25

  Effect of outstanding
    stock options
    which is less than 3%
    and not required to be
    disclosed in the
    financial statements
    (778,735 shares)            449,508
                            ___________   __________   _______   ______

                             14,586,131    3,483,173    .2388      .24

  Effect of convertible
    debentures                  120,975


 Additional effect of
    stock options
    at quarter end stock
    price                        86,923
                            ___________   __________   _______   ______
                             14,794,029   3,483,173      .2354     .24
                            ___________   __________   _______   ______
                            ___________   __________   _______   ______